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                          DAUPHIN DEPOSIT CORPORATION
                                                                    EXHIBIT (11)
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS

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
                                                   YEARS ENDED DECEMBER 31
                                                1994        1993        1992
                                             ----------- ----------- -----------
   PRIMARY EARNINGS PER COMMON SHARE
   Earnings
     Net income............................  $70,039,000 $67,917,000 $61,031,000
                                             =========== =========== ===========
   Shares
     Weighted average common shares
      outstanding..........................   31,998,308  32,450,480  32,080,697
     Stock options considered to be common
      stock equivalents....................      171,426     185,670     159,886
                                             ----------- ----------- -----------
     Weighted average common stock and
      common stock equivalents outstanding.   32,169,734  32,636,150  32,240,583
                                             =========== =========== ===========
   Primary earnings per common share.......        $2.18       $2.08       $1.89
                                                   =====       =====       =====
   FULLY DILUTED EARNINGS PER COMMON SHARE
   Earnings
     Net income............................  $70,039,000 $67,917,000 $61,031,000
     After tax interest expense applicable
      to convertible debenture.............      305,897     331,695     412,497
                                             ----------- ----------- -----------
                                             $70,344,897 $68,248,695 $61,443,497
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   Shares
     Weighted average common shares
      outstanding..........................   31,998,308  32,450,480  32,080,697
     Assuming conversion of 9.00%
      convertible debentures issued June
      30, 1989.............................      327,988     353,440     437,702
     Stock options considered to be common
      stock equivalents....................      171,426     193,490     205,387
                                             ----------- ----------- -----------
     Weighted average common stock and
      common stock equivalents outstanding.   32,495,593  32,997,410  32,723,786
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   Fully diluted earnings per common share.        $2.16       $2.07       $1.88
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